EXHIBIT 99.2

3/17/2008 Business Service Management: Driving Leadership in Service Automation

3/17/2008 BMC Confidential (c)2008 BMC Software 2 Legal Statements THIS [PRESENTATION] IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF [BladeLogic]'S COMMON STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE AND OTHER RELATED MATERIALS, THAT BENGAL ACQUISITION CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF BMC SOFTWARE, INC., INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE FILED, [BladeLogic] STOCKHOLDERS SHOULD READ THOSE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, [BladeLogic] STOCKHOLDERS WILL BE ABLE TO OBTAIN THE TENDER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER, FREE OF CHARGE AT THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT www.sec.gov, FROM THE INFORMATION AGENT AND DEALER MANAGER NAMED IN THE TENDER OFFER MATERIALS OR FROM BENGAL ACQUISITION CORPORATION. This [presentation] contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of BMC and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, [BladeLogic]'s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in BMC's and [BladeLogic]'s Securities and Exchange Commission reports, including but not limited to the risks described in BMC's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 and [BladeLogic]'s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007. BMC assumes no obligation and does not intend to update these forward-looking statements.

Announcing Intent to Acquire BladeLogic

- BMC Signs Definitive Agreement to Acquire BladeLogic
  - $800M, net of cash acquired
  - 45 days

bladelogic

- Revenues: $71.4 million (TTM ending 12/07); consistent financial performance
- Growth: 105% revenue growth – Fastest growing data center automation company
- Customers: 300+ (73 unique deals in Q4 ending 12/31/07 alone)
- Success Rate: 90% win rate for customers conducting proof of concepts
- Key Partnerships: Accenture, Capgemini, CSC, Dell, EMC, Fujitsu, VMware
- Employees: 337
- Technology: 3rd generation technology marrying provisioning and compliance bmcsoftware

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3/17/2008 BMC Confidential (c)2008 BMC Software 4 Service Automation, Driven by the Power of BSM Automation of business services Relationship to composite application to business Business Service Agility and Efficiency Close-loop change & release reconciliation Automated trouble-shooting for incident mgt Asset and License Compliance Enabling availability Management software and infrastructure deployed in concert Monitoring and configuration mgt synchronized Fast root-cause analysis and fixes

Winning Combination: Contrast Strength of Combined Solution with Competition's Patchwork

Customer Use Case	BladeLogic contributes	BMC contributes	Customer benefit
Data Center Consolidation & Modernization	– Virtual and Physical Full-stack Provisioning & Management	– Capacity Planning Change & Release Management – Performance Management	– Optimize Infrastructure Utilization – Lower Operational Costs
Compliance	–Configuration Compliance	–Change Process Compliance	–Automate Continuous Compliance and Remediation
Application Release Lifecycle	–Role-base access control and application updates across development, QA and production	–Automated Change & Release Processes	–Accelerate Application Releases & Updates with Roll-back capability

Purpose-built automation solutions with BSM architecture means faster time to value!

bmcsoftware

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3/17/2008 BMC Confidential (c)2008 BMC Software 6 3/17/2008 Most Complete Portfolio of Automation Solutions for the Enterprise Purpose-built technology for servers, apps, networks, and clients Automation of business services and underlying infrastructure Highly compatible architectures for provisioning and compliance Fastest time to value with next generation technology Hardware and services independent Server Application Network Client RBA Change Mgmt CMDB Discovery BMC HP IBM CA Microsoft EMC Absent Checkbox Best in Class Legend Average Very Competitive BladeLogic fills in out our portfolio:

3/17/2008 BMC Confidential (c)2008 BMC Software 7 BMC and BladeLogic: Announcement Summary A Winning Combination of Two Industry Leaders Creates a Winning Solution Broad and deep support for IT infrastructure and Business Services A full-lifecycle approach, from request management > planning > change/release management > full-stack provisioning > continuous compliance Fastest time to value and breakthrough in the reduction of IT costs, complexity and risk 90% improvement in operational efficiency in 90 days Why it will work High complementary product portfolio and technology >> innovating not rationalizing A "Purpose-built" solution linked together by BSM architecture, enabling technology and processes Many integrations already available and deployed at customer sites Common customer segments and focus Common culture and vision for IT management

3/17/2008 Thank you